October 2023

Preliminary Pricing Supplement No. 10,638

Registration Statement Nos. 333-250103; 333-250103-01

Dated October 19, 2023

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the notes have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented and modified by this document. The notes do not provide for the regular payment of interest. Instead, the notes will pay a contingent monthly coupon but only if the determination closing price of each of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund, which we refer to collectively as the underlying shares, is greater than or equal to 75% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, however, the determination closing price of any of the underlying shares is less than the respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, starting approximately six months after the original issue date, the notes will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to 100% of the respective initial share price, which we refer to as the respective call threshold level, on any quarterly redemption determination date for an early redemption payment equal to (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the related observation date. No further payments will be made on the notes once they have been redeemed. At maturity, if the notes have not been previously redeemed, you will receive for each note you hold the stated principal amount plus the contingent monthly coupon with respect to the final observation date, if any. We will not pay a contingent monthly coupon on any coupon payment date if the determination closing price of any of the underlying shares is less than the respective coupon threshold level on the related observation date. Accordingly, investors in the notes must be willing to accept the risk of not receiving any contingent monthly coupons throughout the 5-year term of the notes. These long-dated notes are for investors who are concerned about principal risk, who are willing to forgo upside participation in any appreciation of the underlying shares and who seek the repayment of principal at maturity (or upon early redemption) and the opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the entire 5-year term of the notes and the possibility of an automatic early redemption of the notes prior to maturity. Because the payment of contingent monthly coupons is based on the worst performing of the underlying shares, the fact that the notes are linked to three underlying shares does not provide any asset diversification benefits and instead means that a decline of any of the underlying shares below the respective coupon threshold level will result in no contingent monthly coupons, even if one or both of the other underlying shares have appreciated or have not declined as much. Investors will not participate in any appreciation of any of the underlying shares and should be willing to hold their notes for the entire 5-year term. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	Financial Select Sector SPDR® Fund (the “XLF Shares”), Energy Select Sector SPDR® Fund (the “XLE Shares”) and Technology Select Sector SPDR® Fund (the “XLK Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per note
Issue price:	$1,000 per note (see “Commissions and issue price” below)
Pricing date:	October 25, 2023
Original issue date:	October 30, 2023 (3 business days after the pricing date)
Maturity date:	October 30, 2028
Early redemption:

The notes are not subject to early redemption until six months after the original issue date. Following this six-month non-call period, if, on any redemption determination date, beginning on April 25, 2024, the determination closing price of each of the underlying shares is greater than or equal to the respective call threshold level, the notes will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the notes once they have been redeemed.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each note you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Determination closing price:

For each of the underlying shares, the closing price of such underlying shares on any redemption determination date or observation date, multiplied by the adjustment factor for such underlying shares on such redemption determination date or observation date, as applicable

Redemption determination dates:

Beginning after six months, quarterly, on April 25, 2024, July 25, 2024, October 25, 2024, January 27, 2025, April 25, 2025, July 25, 2025, October 27, 2025, January 27, 2026, April 27, 2026, July 27, 2026, October 27, 2026, January 27, 2027, April 27, 2027, July 27, 2027, October 27, 2027, January 26, 2028, April 26, 2028 and July 26, 2028, subject to postponement for non-trading days and certain market disruption events

Early redemption dates:

Beginning after six months, quarterly, on April 30, 2024, July 30, 2024, October 30, 2024, January 30, 2025, April 30, 2025, July 30, 2025, October 30, 2025, January 30, 2026, April 30, 2026, July 30, 2026, October 30, 2026, January 30, 2027, April 30, 2027, July 30, 2027, October 30, 2027, January 30, 2028, April 30, 2028 and July 30, 2028. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Contingent monthly coupon:

A contingent coupon will be paid on the notes on each coupon payment date but only if the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of at least 5.00% per annum (corresponding to approximately $4.167 per month per note, to be determined on the pricing date) for each interest payment period for each applicable observation date.

If, on any observation date, the determination closing price of any of the underlying shares is less than the respective coupon threshold level, we will pay no coupon for the applicable monthly period. It is possible that any of the underlying shares will remain below the respective coupon threshold level for extended periods of time or even throughout the 5-year term of the notes so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the notes have not been automatically redeemed prior to maturity, the payment at maturity will be the stated principal amount plus the contingent monthly coupon with respect to the final observation date, if any.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $950.70 per note, or within $40.00 of that estimate. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per note	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each note they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)See “Use of proceeds and hedging” on page 32.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Notes” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2020
Index Supplement dated November 16, 2020	Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Terms continued from previous page:

Coupon threshold level:

With respect to the XLF Shares, $ , which is equal to 75% of the initial share price

With respect to the XLE Shares, $ , which is equal to 75% of the initial share price

With respect to the XLK Shares, $ , which is equal to 75% of the initial share price

Call threshold level:

With respect to the XLF Shares, $ , which is equal to 100% of the initial share price

With respect to the XLE Shares, $ , which is equal to 100% of the initial share price

With respect to the XLK Shares, $ , which is equal to 100% of the initial share price

Initial share price:

With respect to the XLF Shares, $ , which is the closing price of such underlying shares on the pricing date

With respect to the XLE Shares, $ , which is the closing price of such underlying shares on the pricing date

With respect to the XLK Shares, $ , which is the closing price of such underlying shares on the pricing date

Observation dates:

Monthly, as set forth under “Observation Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to October 25, 2028 as the final observation date.

Coupon payment dates:

Monthly, on the 30th day of each month (or, in the case of February, the last calendar day of such month), provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The coupon payment with respect to the final observation date, if any, shall be paid on the maturity date.

Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares.
CUSIP / ISIN:	61775MMM5 / US61775MMM54
Listing:	The notes will not be listed on any securities exchange.

Observation Dates
November 27, 2023
December 27, 2023
January 25, 2024
February 26, 2024
March 27, 2024
April 25, 2024
May 24, 2024
June 26, 2024
July 25, 2024
August 27, 2024
September 25, 2024
October 25, 2024
November 26, 2024
December 24, 2024
January 27, 2025
February 25, 2025
March 26, 2025
April 25, 2025
May 27, 2025
June 25, 2025
July 25, 2025
August 27, 2025
September 25, 2025
October 27, 2025
November 25, 2025
December 24, 2025
January 27, 2026
February 25, 2026
March 25, 2026
April 27, 2026
May 27, 2026
June 25, 2026
July 27, 2026
August 26, 2026
September 25, 2026
October 27, 2026
November 24, 2026
December 24, 2026
January 27, 2027
February 24, 2027
March 24, 2027
April 27, 2027
May 26, 2027
June 25, 2027
July 27, 2027
August 25, 2027
September 27, 2027

October 2023 Page 2

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Observation Dates
October 27, 2027
November 24, 2027
December 27, 2027
January 26, 2028
February 24, 2028
March 27, 2028
April 26, 2028
May 24, 2028
June 27, 2028
July 26, 2028
August 25, 2028
September 27, 2028
October 25, 2028 (final observation date)

October 2023 Page 3

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Investment Summary

Market-Linked Contingent Income Auto-Callable Notes

The Market Linked Contingent Income Notes due October 30, 2028, with 6-Month Initial Non-Call Period Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund (the “notes”) do not provide for the regular payment of interest. Instead, the notes will pay a contingent monthly coupon at a rate of at least 5.00% per annum but only if the determination closing price of each of the underlying shares is greater than or equal to 75% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. The actual contingent monthly coupon will be determined on the pricing date. If the determination closing price of any of the underlying shares is less than the respective coupon threshold level on any observation date, we will pay no coupon for the related monthly period. It is possible that the determination closing price(s) of one or more of the underlying shares will remain below the respective coupon threshold level(s) for extended periods of time or even throughout the entire 5-year term of the notes so that you will receive few or no contingent monthly coupons during the entire term of the notes. We refer to these coupons as contingent because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if all of the underlying shares were to be at or above the respective coupon threshold levels on some monthly observation dates, one or more of the underlying shares may fluctuate below the respective coupon threshold level(s) on others. In addition, even if one of the underlying shares were to be at or above the respective coupon threshold level on all monthly observation dates, you will receive a contingent monthly coupon only with respect to the observation dates on which all three of the underlying shares are at or above the respective coupon threshold levels, if any. If the notes have not been automatically redeemed prior to maturity, you will receive for each note you hold at maturity an amount equal to the stated principal amount plus the contingent monthly coupon with respect to the final observation date, if any. Investors will not participate in any appreciation in the price of any of the underlying shares and must be willing to accept the risk of not receiving any contingent monthly coupon payments throughout the entire 5-year term of the notes. The notes provide investors:

◼the repayment of principal upon early redemption or at maturity, subject to our credit risk,

◼the possibility of receiving a contingent monthly coupon when the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on a monthly observation date, and

◼no exposure to any decline of the underlying shares if the notes are held to maturity.

All payments on the notes are subject to our credit risk.

Maturity:	5 years
Contingent monthly coupon:

A contingent monthly coupon at a rate of at least 5.00% per annum (corresponding to approximately $4.167 per month per note) will be paid on the notes on each coupon payment date but only if the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the related observation date. The actual contingent monthly coupon rate will be determined on the pricing date.

If, on any observation date, the determination closing price of any of the underlying shares is less than the respective coupon threshold level, we will pay no coupon for the applicable monthly period. It is possible that any of the underlying shares will remain below the respective coupon threshold level for extended periods of time or even throughout the 5-year term of the notes so that you will receive few or no contingent monthly coupons.

Automatic early redemption beginning after six months:

Beginning on April 25, 2024 (approximately six months after the original issue date), if the determination closing price of each of the underlying shares is greater than or equal to the respective call threshold level on any quarterly redemption determination date, the notes will be automatically redeemed for an early redemption payment equal to (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the related observation date. No further payments will be made on the notes once they have been redeemed.

Payment at maturity:

If the notes have not been automatically redeemed prior to maturity, the payment at maturity will be the stated principal amount plus the contingent monthly coupon with respect to the final observation date, if any.

October 2023 Page 4

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

The original issue price of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than $1,000. We estimate that the value of each note on the pricing date will be approximately $950.70, or within $40.00 of that estimate. Our estimate of the value of the notes as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, including the contingent monthly coupon rate, the coupon threshold levels and the call threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

October 2023 Page 5

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Key Investment Rationale

Market-Linked Contingent Income Auto-Callable Notes provide for the repayment of principal upon early redemption or at maturity, subject to our creditworthiness. They are for investors who are concerned about principal risk, who are willing to forgo upside participation in any appreciation of the underlying shares and who seek an opportunity to earn interest at a potentially above-market rate when the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the monthly observation dates until the notes are redeemed early or reach maturity. Investors will not participate in any appreciation in the price of any of the underlying shares. The following scenarios are for illustrative purposes only and do not attempt to demonstrate every situation that may occur. Accordingly, the notes may or may not be redeemed early, and the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 5-year term of the notes.

Repayment of Principal

The notes offer investors an opportunity to receive a contingent monthly coupon, while providing for the repayment of principal in full upon early redemption or at maturity, subject to our creditworthiness.

Scenario 1: The notes are redeemed prior to maturity.

This scenario assumes that, prior to early redemption, each of underlying shares closes at or above the respective coupon threshold levels on some monthly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon, corresponding to a return of at least 5.00% per annum (to be determined on the pricing date) for the monthly periods for which the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price of one or more underlying shares is less than the respective coupon threshold level(s) on the related observation date.

Starting on April 25, 2024, when each of the underlying shares closes at or above the respective call threshold level on a quarterly redemption determination date, the notes will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the notes once they have been redeemed.

Scenario 2: The notes are not redeemed prior to maturity, and investors receive principal back at maturity.

This scenario assumes that at least one of the underlying shares closes below the respective call threshold level on every quarterly redemption determination date. Consequently, the notes are not redeemed early. Investors receive the contingent monthly coupon, corresponding to a return of at least 5.00% per annum (to be determined on the pricing date) for the monthly periods for which the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price of one or more underlying shares is less than the respective coupon threshold level(s) on the related observation date.

On the final observation date, if each of the underlying shares closes at or above the respective coupon threshold level, at maturity, investors receive the contingent monthly coupon with respect to the final observation date in addition to the stated principal amount. However, if, on the final observation date, at least one of the underlying shares closes below the respective coupon threshold level(s), at maturity, no contingent monthly coupon is paid with respect to the final observation date and investors receive only the stated principal amount.

October 2023 Page 6

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

How the Notes Work

The following diagrams illustrate the potential outcomes for the notes depending on (1) the determination closing prices on each monthly observation date and (2) the determination closing prices on each quarterly redemption determination date (beginning after six months). Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the notes.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Beginning After Six Months)

October 2023 Page 7

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

October 2023 Page 8

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is payable with respect to an observation date and how to calculate the payment at maturity, assuming the notes are not automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each of the underlying shares on each monthly observation date. All payments on the notes, including the repayment of principal at maturity, are subject to our credit risk. The actual initial share price, coupon threshold level and call threshold level for each of the underlying shares will be determined on the pricing date. The below examples are based on the following terms:

Stated Principal Amount:	$1,000 per note
Hypothetical Contingent Monthly Coupon:

5.00% per annum (corresponding to approximately $4.167 per month per note)[1]

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level on the related observation date.

Hypothetical Initial Share Price:	With respect to the XLF Shares: $35.00 With respect to the XLE Shares: $80.00 With respect to the XLK Shares: $175.00
Hypothetical Coupon Threshold Level:

With respect to the XLF Shares: $26.25, which is 75% of the hypothetical initial share price

With respect to the XLE Shares: $60.00, which is 75% of the hypothetical initial share price

With respect to the XLK Shares: $131.25, which is 75% of the hypothetical initial share price

Hypothetical Call Threshold Level:

With respect to the XLF Shares: $35.00, which is 100% of the hypothetical initial share price

With respect to the XLE Shares: $80.00, which is 100% of the hypothetical initial share price

With respect to the XLK Shares: $175.00, which is 100% of the hypothetical initial share price

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the actual contingent monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $4.167 is used in these examples for ease of analysis.

October 2023 Page 9

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Price			Contingent Monthly Coupon
XLF Shares	XLE Shares	XLK Shares
Hypothetical Observation Date 1	$50.00 (at or above the coupon threshold level)	$74.00 (at or above the coupon threshold level)	$300.00 (at or above the coupon threshold level)	$4.167
Hypothetical Observation Date 2	$20.00 (below the coupon threshold level)	$76.00 (at or above the coupon threshold level)	$160.00 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 3	$45.00 (at or above the coupon threshold level)	$50.00 (below the coupon threshold level)	$114.00 (below the coupon threshold level)	$0
Hypothetical Observation Date 4	$20.00 (below the coupon threshold level)	$56.00 (below the coupon threshold level)	$87.50 (below the coupon threshold level)	$0

On hypothetical observation date 1, each of the underlying shares closes at or above the respective coupon threshold level. Therefore, a contingent monthly coupon of $4.167 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one of the underlying shares closes at or above the respective coupon threshold level, but one or both of the other underlying shares close below the respective coupon threshold level(s). Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes below the respective coupon threshold level, and accordingly, no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing price of any of the underlying shares is below the respective coupon threshold level on the related observation date.

How to calculate the payment at maturity (if the notes have not been automatically redeemed):

In the following examples, one or more underlying shares close below the respective call threshold level(s) on each redemption determination date, and, consequently, the notes are not automatically redeemed prior to, and remain outstanding until, maturity.

	Determination Closing Price on the Final Observation Date			Payment at Maturity
	XLF Shares	XLE Shares	XLK Shares
Example 1:	$50.00 (at or above the coupon threshold level)	$92.00 (at or above the coupon threshold level)	$192.50 (at or above the coupon threshold level)	$1,004.167 (the stated principal amount plus the contingent monthly coupon with respect to the final observation date)
Example 2:	$20.00 (below the coupon threshold level)	$76.00 (at or above the coupon threshold level)	$157.50 (at or above the coupon threshold level)	$1,000 (the stated principal amount)

In example 1, the determination closing prices of each of the XLF Shares, the XLE Shares and the XLK Shares are greater than or equal to the respective coupon threshold levels. Therefore, investors receive at maturity the stated principal amount of the notes and the contingent monthly coupon with respect to the final observation date. Investors do not participate in the appreciation of any of the underlying shares.

In example 2, the determination closing prices of two of the underlying shares are above the respective coupon threshold levels, but the determination closing price of one of the underlying shares is below the respective coupon threshold level. Therefore, no contingent monthly coupon is paid with respect to the final observation date and investors receive at maturity only the stated principal amount of the notes.

October 2023 Page 10

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

◼The notes do not provide for the regular payment of interest and may pay no interest over the entire term of the notes. The terms of the notes differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the notes will pay a contingent monthly coupon but only if the determination closing price of each of the underlying shares is greater than or equal to 75% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, on the other hand, the determination closing price of any of the underlying shares is less than the respective coupon threshold level on the related observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price of any of the underlying shares could remain below the respective coupon threshold level for extended periods of time or even throughout the entire 5-year term of the notes so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent coupons over the term of the notes, the overall return on the notes may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

◼The contingent monthly coupon, if any, is based only on the determination closing price of each of the underlying shares on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each of the underlying shares on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the price of each of the underlying shares on monthly observation dates, if the determination closing price of any of the underlying shares on any observation date is less than the respective coupon threshold level, you will receive no coupon for the related interest period, even if the price of such underlying shares was greater than or equal to the respective coupon threshold level on other days during that interest period and even if the determination closing price(s) of the other underlying shares are greater than or equal to the respective coupon threshold level(s) on the relevant observation date.

◼Investors will not participate in any appreciation of the underlying shares. Investors will not participate in any appreciation in the prices of the underlying shares from the respective initial share prices, and the return on the notes will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the determination closing price of each of the underlying shares is greater than or equal to the respective coupon threshold level, if any.

◼Reinvestment risk. The term of your investment in the notes may be shortened due to the automatic early redemption feature of the notes. If the notes are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the notes be redeemed in the first six months of the term of the notes.

◼The market price of the notes may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying shares on any day, including in relation to the respective coupon threshold levels, will affect the value of the notes more than any other factors. Other factors that may influence the value of the notes include:

othe trading price and volatility (frequency and magnitude of changes in price) of the underlying shares and of the stocks composing the respective share underlying indices,

owhether the determination closing price of any of the underlying shares has been below the respective coupon threshold level on any observation date,

ointerest and yield rates in the market,

October 2023 Page 11

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

odividend rates on the stocks constituting the share underlying indices, if any,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity markets generally and which may affect the prices of the underlying shares, othe time remaining until the notes mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to an adjustment factor,

othe composition of the underlying shares and changes in the constituent stocks of the respective share underlying indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the stated principal amount of $1,000 per note if the price of any of the underlying shares at the time of sale is near or below the respective coupon threshold level or if market interest rates rise.

The prices of the underlying shares may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. You cannot predict the future performance of any of the underlying shares based on historical performance. The prices of the underlying shares may decrease and be below the respective coupon threshold level(s) on each observation date so that you will receive no return on your investment. There can be no assurance that the determination closing prices of all of the underlying shares will be greater than or equal to the respective coupon threshold levels on any observation date so that you will receive a contingent monthly coupon payment on the notes for the applicable interest period. See “Financial Select Sector SPDR® Fund Overview,” “Energy Select Sector SPDR® Fund Overview” and “Technology Select Sector SPDR® Fund Overview.”

◼The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes at maturity, upon early redemption or on any coupon payment date, and therefore, you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

◼As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

◼Investing in the notes is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the notes is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the notes will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

October 2023 Page 12

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

◼The notes will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your notes for the entire 5-year term of the notes. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

◼The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

◼The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes may be influenced by many unpredictable factors” above.

◼The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of the issuer, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the initial share prices, the coupon threshold levels, the call threshold levels, the determination closing prices on each observation date, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity (if the notes have not previously been redeemed), whether the notes will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events (and of any adjustments to the adjustment factors). These potentially subjective determinations may affect the payout to you on the notes. For further information regarding these types of determinations, see “Additional Terms of the Notes—Additional Terms—Postponement of coupon payment dates (including the maturity date) and early redemption dates,” “—Postponement of observation dates and redemption determination dates,” “—Calculation agent,” “—Market disruption event,” “—Discontinuance of the underlying shares and/or

October 2023 Page 13

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

the share underlying indices; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default.” In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

◼Hedging and trading activity by our affiliates could potentially affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares and in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the observation dates approach. Some of our other affiliates also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of any of the underlying shares, and, therefore, could potentially increase (i) the price at or above which such underlying shares must close on the redemption determination dates so that the notes are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the coupon threshold level for such underlying shares, which is the price at or above which the underlying shares must close on the observation dates so that you receive a contingent monthly coupon on the notes (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the notes could potentially affect the closing price of any of the underlying shares on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the notes prior to maturity and whether we pay a contingent monthly coupon on the notes (depending also on the performance of the other underlying shares).

Risks Relating to the Underlying Shares

◼You are exposed to the price risk of each of the underlying shares with respect to the contingent monthly coupons. Your return on the notes is not linked to a basket consisting of the underlying shares. Rather, it will be based upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the notes may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive any contingent monthly coupons, all of the underlying shares must close at or above the respective coupon threshold levels on the applicable observation date. Therefore, if any of the underlying shares has declined to below the respective coupon threshold as of an observation date, you will not receive the contingent monthly coupon on the related coupon payment date, even if the other underlying shares have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each of the underlying shares.

◼Because the notes are linked to the performance of the worst performing underlying shares, you are exposed to a greater risk of receiving no contingent monthly coupons than if the notes were linked to just one of the underlying shares. The risk that you will not receive any contingent monthly coupons is greater if you invest in the notes as opposed to similar notes that are linked to the performance of just one of the underlying shares. With three underlying shares, it is more likely that any of the underlying shares will close below the respective coupon threshold level on any observation date, and therefore it is more likely that you will not receive any contingent monthly coupons than if the notes were linked to just one of the underlying shares. In addition, because each of the underlying shares must close at or above the respective call threshold level on a quarterly redemption determination date (beginning after six months) in order for the notes to be called prior to maturity, the notes are less likely to be called on any early redemption date than if the notes were linked to just one of the underlying shares.

◼Investing in the notes exposes investors to risks associated with investments with a concentration in the financial services sector. The stocks included in the Financial Select Sector Index and that are generally tracked by the XLF Shares are stocks of companies whose primary business is directly associated with the financial services sector, including the following sub-sectors: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), consumer finance, thrifts & mortgage finance, and real estate management & development. Because the value of the notes is linked to the performance of the XLF Shares, an investment in the notes exposes investors to risks associated with investments in securities with a concentration in the financial services sector.

October 2023 Page 14

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Financial services companies are subject to specific and substantial risks, including, without limitation, significant competition and extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the businesses they can enter and the interest rates and fees they can charge. The ability of companies in the financial services sector to generate profits is largely dependent on the availability and cost of capital funds, which may fluctuate significantly when interest rates or company credit ratings change. The stock prices of financial institutions, especially those engaged in investment banking, brokerage and banking businesses, have historically been unpredictable, with significant stock price fluctuations in response to reported trading losses in proprietary trading businesses, actual or perceived problems related to risk management systems, the amount of total leverage, liquidity of assets or capital resources, the strength of the mergers and acquisitions and capital markets businesses and general economic conditions, among other factors. Insurance companies, which are the issuers of some of the equity securities held by the Financial Select Sector SPDR® Fund, have been and may continue to be subject to severe price competition. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector or one of the sub-sectors of the financial services sector than a different investment linked to securities of a more broadly diversified group of issuers.

◼Investing in the notes exposes investors to risks associated with investments with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the notes is linked to the performance of the XLE Shares, an investment in the notes exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

◼Investing in the notes exposes investors to risks associated with investments with a concentration in the technology sector. The stocks included in the Technology Select Sector Index and that are generally tracked by the XLK Shares are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the notes is linked to the performance of the XLK Shares, an investment in the notes exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the XLK Shares and, therefore, on the value of the notes.

October 2023 Page 15

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

◼Adjustments to the underlying shares or to the share underlying indices could adversely affect the value of the notes. The investment advisor to each of the underlying shares (SSGA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the notes. The publisher of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the notes. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. If trading in any of the underlying shares is permanently discontinued and/or any of the underlying shares are liquidated or otherwise terminated, and the publisher of the share underlying indices discontinues publication of the related share underlying index, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

◼The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the notes may be materially and adversely affected.

◼The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in the respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and the respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and the respective share underlying index. Additionally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of the respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the notes. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the notes. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming the respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

October 2023 Page 16

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Financial Select Sector SPDR® Fund Overview

The Financial Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Financial Select Sector SPDR® Fund. The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. It is possible that this fund may not fully replicate the performance of the Financial Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Financial Select Sector SPDR® Fund is accurate or complete.

Information as of market close on October 18, 2023:

Ticker Symbol:	XLF UP
Current Share Price:	$33.14
52 Weeks Ago:	$32.30
52 Week High (on 2/7/2023):	$37.00
52 Week Low (on 3/17/2023):	$30.98

The following graph sets forth the daily closing prices of the XLF Shares for the period from January 1, 2018 through October 18, 2023. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLF Shares for each quarter in the same period. The closing price of the XLF Shares on October 18, 2023 was $33.14. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLF Shares have at times experienced periods of high volatility, and you should not take the historical performance of the XLF Shares as an indication of future performance of the XLF Shares. No assurance can be given as to the closing price of the XLF Shares at any time, including on the observation dates.

XLF Shares Daily Closing Prices January 1, 2018 to October 18, 2023

* The red solid line indicates the coupon threshold level, which is 75% of the initial share price.

October 2023 Page 17

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Financial Select Sector SPDR® Fund (CUSIP 81369Y605)	High ($)	Low ($)	Period End ($)
2018
First Quarter	30.17	26.82	27.57
Second Quarter	28.34	26.36	26.59
Third Quarter	28.98	26.48	27.58
Fourth Quarter	28.19	22.31	23.82
2019
First Quarter	26.90	23.48	25.71
Second Quarter	28.07	26.01	27.60
Third Quarter	28.69	25.98	28.00
Fourth Quarter	30.94	26.78	30.78
2020
First Quarter	31.17	17.66	20.82
Second Quarter	26.74	19.55	23.14
Third Quarter	25.49	22.68	24.07
Fourth Quarter	29.48	23.61	29.48
2021
First Quarter	34.77	28.95	34.05
Second Quarter	38.47	34.47	36.69
Third Quarter	39.00	35.11	37.53
Fourth Quarter	40.62	37.54	39.05
2022
First Quarter	41.42	35.66	38.32
Second Quarter	38.22	30.84	31.45
Third Quarter	35.81	30.36	30.36
Fourth Quarter	36.31	30.29	34.20
2023
First Quarter	37.00	30.98	32.15
Second Quarter	33.71	31.55	33.71
Third Quarter	35.60	33.17	33.17
Fourth Quarter (through October 18, 2023)	33.72	32.37	33.14

This document relates only to the notes offered hereby and does not relate to the XLF Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLF Shares (and therefore the price of the XLF Shares at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLF Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLF Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. As a prospective purchaser of the notes, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLF Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The notes are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or the Trust. S&P, S&P Global Inc. and the Trust make no representations or

October 2023 Page 18

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. S&P, S&P Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The Financial Select Sector Index. The Financial Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the financial sector of the S&P 500® Index. The Financial Select Sector Index includes companies in the following industries: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), thrift & mortgage finance, consumer finance and real estate management & development. See “The Financial Select Sector Index” in the accompanying index supplement.

October 2023 Page 19

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Energy Select Sector SPDR® Fund is accurate or complete.

Information as of market close on October 18, 2023:

Ticker Symbol:	XLE UP
Current Share Price:	$91.96
52 Weeks Ago:	$81.99
52 Week High (on 11/15/2022):	$94.08
52 Week Low (on 5/31/2023):	$76.59

The following graph sets forth the daily closing prices of the XLE Shares for the period from January 1, 2018 through October 18, 2023. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLE Shares for each quarter in the same period. The closing price of the XLE Shares on October 18, 2023 was $91.96. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLE Shares have at times experienced periods of high volatility, and you should not take the historical performance of the XLE Shares as an indication of future performance of the XLE Shares. No assurance can be given as to the closing price of the XLE Shares at any time, including on the observation dates.

XLE Shares Daily Closing Prices January 1, 2018 to October 18, 2023

* The red solid line indicates the coupon threshold level, which is 75% of the initial share price.

October 2023 Page 20

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Energy Select Sector SPDR® Fund (CUSIP 81369Y506)	High ($)	Low ($)	Period End ($)
2018
First Quarter	78.03	66.02	67.41
Second Quarter	78.91	66.06	75.94
Third Quarter	77.37	71.91	75.74
Fourth Quarter	77.79	53.84	57.35
2019
First Quarter	67.29	57.90	66.12
Second Quarter	68.61	58.77	63.71
Third Quarter	64.44	55.85	59.20
Fourth Quarter	61.99	55.90	60.04
2020
First Quarter	60.87	23.57	29.06
Second Quarter	46.86	27.62	37.85
Third Quarter	38.58	29.95	29.95
Fourth Quarter	41.60	27.71	37.90
2021
First Quarter	53.57	37.96	49.06
Second Quarter	56.19	47.07	53.87
Third Quarter	54.81	45.79	52.09
Fourth Quarter	59.14	53.01	55.50
2022
First Quarter	78.75	57.22	76.44
Second Quarter	92.28	70.66	71.51
Third Quarter	84.09	67.49	72.02
Fourth Quarter	94.08	76.09	87.47
2023
First Quarter	93.11	76.97	82.83
Second Quarter	87.23	76.59	81.17
Third Quarter	93.36	79.09	90.39
Fourth Quarter (through October 18, 2023)	91.96	85.22	91.96

This document relates only to the notes offered hereby and does not relate to the XLE Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. As a prospective purchaser of the notes, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLE Shares.

The notes are not sponsored, endorsed, sold, or promoted by the Trust. The Trust makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. The Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

October 2023 Page 21

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The notes are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or the Trust. S&P, S&P Global Inc. and the Trust make no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. S&P, S&P Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The Energy Select Sector Index. The Energy Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the energy sector of the S&P 500® Index. The Energy Select Sector Index includes companies in the following industries: (i) oil, gas and consumable fuels and (ii) energy equipment and services. See “Energy Select Sector Index” in the accompanying index supplement.

October 2023 Page 22

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Technology Select Sector SPDR® Fund Overview

The Technology Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund. The Technology Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. It is possible that this fund may not fully replicate the performance of the Technology Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Technology Select Sector SPDR® Fund is accurate or complete.

Information as of market close on October 18, 2023:

Ticker Symbol:	XLK UP
Current Share Price:	$167.72
52 Weeks Ago:	$121.38
52 Week High (on 7/18/2023):	$180.26
52 Week Low (on 11/3/2022):	$118.82

The following graph sets forth the daily closing prices of the XLK Shares for the period from January 1, 2018 through October 18, 2023. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLK Shares for each quarter in the same period. The closing price of the XLK Shares on October 18, 2023 was $167.72. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLK Shares have at times experienced periods of high volatility, and you should not take the historical performance of the XLK Shares as an indication of future performance of the XLK Shares. No assurance can be given as to the closing price of the XLK Shares at any time, including on the observation dates.

XLK Shares Daily Closing Prices January 1, 2018 to October 18, 2023

* The red solid line indicates the coupon threshold level, which is 75% of the initial share price.

October 2023 Page 23

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Technology Select Sector SPDR® Fund (CUSIP 81369Y803)	High ($)	Low ($)	Period End ($)
2018
First Quarter	70.73	62.01	65.42
Second Quarter	72.38	63.86	69.47
Third Quarter	75.77	69.26	75.33
Fourth Quarter	75.93	57.62	61.98
2019
First Quarter	75.09	58.89	74.00
Second Quarter	78.96	70.63	78.04
Third Quarter	82.75	75.75	80.53
Fourth Quarter	91.92	78.28	91.67
2020
First Quarter	102.79	70.40	80.37
Second Quarter	104.63	76.54	104.49
Third Quarter	127.03	104.66	116.70
Fourth Quarter	130.52	110.86	130.02
2021
First Quarter	138.59	125.83	132.81
Second Quarter	147.82	131.31	147.66
Third Quarter	159.70	147.91	149.32
Fourth Quarter	176.65	148.06	173.87
2022
First Quarter	175.52	141.39	158.93
Second Quarter	161.47	123.49	127.12
Third Quarter	151.56	118.78	118.78
Fourth Quarter	136.15	116.56	124.44
2023
First Quarter	151.01	121.18	151.01
Second Quarter	174.63	143.97	173.86
Third Quarter	180.26	161.97	163.93
Fourth Quarter (through October 18, 2023)	171.08	162.88	167.72

This document relates only to the notes offered hereby and does not relate to the XLK Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLK Shares (and therefore the price of the XLK Shares at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLK Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLK Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. As a prospective purchaser of the notes, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLK Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The notes are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or the Trust. S&P, S&P Global Inc. and the Trust make no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. S&P,

October 2023 Page 24

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

S&P Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The Technology Select Sector Index. The Technology Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of certain public companies that are components of the S&P 500® Index. The Technology Select Sector Index includes component stocks in the following industries: computers and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; electronic equipment and instruments; and office electronics. See “The Technology Select Sector Index” in the accompanying index supplement.

October 2023 Page 25

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Additional Terms of the Notes

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying index:	With respect to the XLF Shares, The Financial Select Sector Index With respect to the XLE Shares, The Energy Select Sector Index With respect to the XLK Shares, The Technology Select Sector Index
Share underlying index publisher:	With respect to each of the underlying shares, S&P Dow Jones Indices LLC, or any successor thereof
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Record date:

The record date for each coupon payment date, including the coupon payment date scheduled to occur on the maturity date, shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity or upon early redemption shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Denominations:	$1,000 and integral multiples thereof
Senior Note or Subordinated Note:	Senior
Bull or bear notes:	Bull notes
Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:

A day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any scheduled coupon payment date (including the maturity date) or early redemption date is not a business day, the applicable payment will be made on the next succeeding business day and no adjustment will be made to the payment made on any such succeeding business day.

If, due to a market disruption event or otherwise, any observation date or redemption determination date for any of the underlying shares is postponed so that it falls less than two business days prior to the scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date, as applicable, shall be postponed to the second business day following that observation date or redemption determination date as postponed. In any of these cases, no adjustment shall be made to any payment made on that postponed date.

Postponement of observation dates and redemption determination dates:

If any scheduled observation date or redemption determination date is not a trading day, that observation date or redemption determination date, as applicable, will be postponed to the next trading day. In addition, if a market disruption event occurs on any scheduled observation date or redemption determination date with respect to any of the underlying shares, the determination closing price for such underlying shares only will be determined on the next trading day on which no market disruption event occurs with respect to such underlying shares. The determination of the closing price for the unaffected underlying shares will not be postponed.

If the determination closing price for any of the underlying shares has not been determined by the fifth trading day following a scheduled observation date or redemption determination date, the calculation agent will determine such determination closing price for such underlying shares as (i) the closing price for such underlying shares determined on such fifth trading day in accordance with the second paragraph of “Closing price” below times (ii) the related adjustment factor.

Calculation agent:

MS & Co. and its successors

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, if any, and payment at maturity (or early redemption payment) will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of the notes will be rounded to the nearest cent, with one-

October 2023 Page 26

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the notes, including with respect to certain determinations and judgments that the calculation agent must make in determining the initial share prices, the determination closing prices, the share percent changes, the payment that you will receive, if any, on each coupon payment date, the payment that you will receive at maturity (if the notes have not previously been redeemed), what adjustments should be made, if any, to the adjustment factors with respect to each of underlying shares or whether a market disruption event has occurred. See “Market disruption event,” “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” and “Alternate exchange calculation in case of an event of default” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Closing price:

Subject to the provisions set out under “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below, the closing price for one share of an underlying shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)if such underlying shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying shares (or any such other security) are listed,

(ii)if such underlying shares (or any such other security) are securities of the Nasdaq, the official closing price of such underlying shares published by the Nasdaq on such day, or

(iii)if such underlying shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for such underlying shares.

If such underlying shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to any of the underlying shares (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price of such underlying shares will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below.

Market disruption event:

With respect to each of the underlying shares, market disruption event means:

(i) the occurrence or existence of any of:

(a)a suspension, absence or material limitation of trading of such underlying shares on the primary market for such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such underlying shares as a result of which the reported trading prices for such underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b)a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for such underlying shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

October 2023 Page 27

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

(c)the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index for such underlying shares or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index for an underlying shares is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index for such underlying shares will be based on a comparison of (x) the portion of the level of the share underlying index for such underlying shares attributable to that security relative to (y) the overall level of the share underlying index for such underlying shares, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in an underlying shares or in the futures or options contract related to the share underlying index for an underlying shares or an underlying shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index for an underlying shares or an underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index for an underlying shares or an underlying shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index for an underlying shares or an underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in an underlying shares, see “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below.

Relevant exchange:	With respect to each share underlying index or any successor index, the primary exchange or market of trading for any security (or any combination thereof) then included in such index
Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation:

If trading in an underlying shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund or the Technology Select Sector SPDR® Fund is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of such underlying shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for such underlying shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index for such underlying shares following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of such underlying shares and the denominator of which is the closing value of the share underlying index for such underlying shares (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares and the relevant share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued share underlying index for such underlying shares (such index being referred to herein as a “successor index”), then any subsequent closing price for such underlying shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index for such underlying shares at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the notes.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the notes, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares prior to, and such

October 2023 Page 28

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

discontinuance is continuing on, an observation date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for such underlying shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index for such underlying shares last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index for such underlying shares without any rebalancing or substitution of such securities following such discontinuance.

Antidilution adjustments:

The adjustment factor with respect to each of the underlying shares shall be adjusted as follows:

If such underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor for such underlying shares and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying shares.

No adjustment to an adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Trustee:	The Bank of New York Mellon
Issuer notice to registered note holders, the trustee and the depositary:

In the event that any coupon payment date or the maturity date is postponed as described above, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable any coupon payment date or the maturity date, as applicable, has been rescheduled (i) to each registered holder of the notes by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date or maturity date, as applicable, the business day immediately preceding the scheduled coupon payment date or maturity date, as applicable, and (ii) with respect to notice of the date to which the coupon payment date or maturity date, as applicable, has been rescheduled, the business day immediately following the applicable observation date as postponed.

In the event that the notes are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the notes by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as holder of the notes. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each note, on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date (but if such trading day is not a business day, prior to the close of business on the business day preceding such coupon payment date) and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon, to the trustee for delivery to the depositary, as a holder of the notes, on each coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the payment at maturity on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date (but if such trading day is not a business day, prior to the close of business on the business day preceding the maturity date) and (ii) deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary,

October 2023 Page 29

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

as a holder of the notes, on the maturity date.
Alternate exchange calculation in case of an event of default:

If an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the notes as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the notes.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

October 2023 Page 30

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
Tax considerations:

Under current law and based on current market conditions, the notes should be treated as “variable rate debt instruments” for U.S. federal income tax purposes. U.S. Holders should read the sections of the accompanying prospectus supplement entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Notes—Floating Rate Notes” and “United States Federal Taxation—Tax Consequences to U.S. Holders—Backup Withholding and Information Reporting.” Except where stated otherwise, the following discussion is based on the treatment of the notes as “variable rate debt instruments.”

Contingent Coupon Payments on the Notes

Each contingent coupon payment on the notes will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Because the amount of a contingent coupon payment in respect of an accrual period will not be known until the relevant contingent coupon determination date, it is not clear how accrued interest will be determined prior to the relevant contingent coupon determination date.

Sale or Exchange of the Notes

Upon a sale or exchange of the notes, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange (other than any amount attributable to accrued interest, which will be treated as a payment of interest) and the U.S. Holder’s tax basis in the notes, which will equal the U.S. Holder’s purchase price for the notes. Because the amount of a contingent coupon payment in respect of an accrual period may not be known until the relevant contingent coupon determination date, it is not clear how much interest will be treated as having accrued on the notes at the time of a sale or exchange that occurs during the period. The capital gain or loss recognized upon a sale or exchange of the notes will be long-term capital gain or loss if the U.S. Holder has held the notes for more than one year at the time of sale or exchange.

Possible Alternative Tax Treatment of an Investment in the Notes

If market conditions change prior to the notes’ issuance or if the Internal Revenue Service (the “IRS”) disagrees with our determination, alternative tax treatments are possible. In particular, the notes could be treated as subject to Treasury regulations governing “contingent payment debt instruments” as described in the section of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders— Notes—Contingent Payment Notes.” Under this treatment, if you are a U.S. taxable investor, you generally would be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amounts of the contingent payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally would be treated as ordinary income.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying prospectus supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the notes and current market conditions, we expect that the notes will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the notes do not have a delta of one with respect to any Underlying Security, the notes should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser

October 2023 Page 31

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

regarding the potential application of Section 871(m) to the notes.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of proceeds and hedging:

The proceeds from the sale of the notes will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per note issued, because, when we enter into hedging transactions in order to meet our obligations under the notes, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the notes borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the notes.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the notes by taking positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of one or more of the underlying shares, and, therefore, could potentially increase (i) the price at or above which such underlying shares must close on the redemption determination dates so that the notes are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the coupon threshold level for such underlying shares, which is the price at or above which the underlying shares must close on the observation dates so that you receive a contingent monthly coupon on the notes (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the notes, including on the observation dates, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares or any component stocks of the share underlying indices that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the observation dates. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the observation dates approach. We cannot give any assurance that our hedging activities will not affect the closing price of any of the underlying shares on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the notes prior to maturity and whether we pay a contingent monthly coupon on the notes (depending also on the performance of the other underlying shares).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each note they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes. When MS & Co. prices this offering of notes, it will determine the economic terms of the notes, including the contingent monthly coupon rate, such that for each note the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement, the index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the prospectus supplement, in the index

October 2023 Page 32

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due October 30, 2028, with 6-Month Initial Non-Call Period

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

supplement or in the prospectus.

October 2023 Page 33